UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 26, 2021 (July 21, 2021)

Zevia PBC

(Exact Name of Registrant as Specified in Charter)

Delaware	001-40630	86-2862492
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15821 Ventura Blvd., Suite 145

Encino, CA 91436

(Address of Principal Executive Offices)

(855) 469-3842

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	ZVIA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of the Board of Directors

On July 21, 2021, the Board of Directors (the “Board”) of Zevia PBC (the “Company”) appointed the following individuals to serve as directors of the Company, with such appointments conditioned upon and to become effective immediately prior to the listing of the Company’s Class A Common Stock, par value $0.001 per share, on the New York Stock Exchange (the “NYSE”), to serve until the next election of the class for which such director shall have been chosen and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal: Jacqueline Hayes, Brian McGuigan, Philip Hunter O’Brien, Rosemary Ripley, Andrew Ruben, Julie Garcia Ruehl, Justin Shaw, Amy Taylor and Quincy Troupe (the “New Directors”). The New Directors join existing director Padraic Spence, who serves as Chief Executive Officer and Chairperson of the Board. Biographies of each of the New Directors, their independence as defined in the NYSE listing standards and applicable U.S. Securities and Exchange Commission (“SEC”) rules, their committee assignments and all information required under Item 5.02(d) is set forth in the section titled “Management” in the Company’s Registration Statement on Form S-1/A filed with the SEC on July 13, 2021, which is incorporated by reference herein.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws.

Amendment and Restatement of Certificate of Incorporation

On July 21, 2021, the Company filed its Amended and Restated Certificate of Incorporation (the “A&R Certificate”) with the Secretary of State of the State of Delaware in connection with the Company’s initial public offering (the “IPO”) of its Class A Common Stock, par value $0.001 per share. The Company’s sole stockholder and Board previously approved the A&R Certificate. The A&R Certificate amends and restates the Company’s existing certificate of incorporation in its entirety to, among other things: (i) authorize 800,000,000 shares of common stock, 550,000,000 shares, of which are designated as “Class A Common Stock” and 250,000,000 shares of which are designated as “Class B Common Stock;” (ii) authorize 10,000,000 shares of undesignated preferred stock that may be issued from time to time by the Board in one or more series; and (iii) provide that certain protective provisions related to the Class B Common Stock shall expire at such time when less than 9,418,719 shares of the Class B Common Stock remain outstanding. The A&R Certificate is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Amendment and Restatement of Bylaws

Effective as of July 21, 2021, the Company adopted its Amended and Restated Bylaws (the “A&R Bylaws”) in connection with the closing of the IPO. The Board previously approved the A&R Bylaws. The A&R Bylaws amend and restate the Company’s existing Bylaws in their entirety to, among other things: (i) establish procedures relating to the presentation of stockholder proposals at stockholder meetings; (ii) establish procedures relating to the nomination of directors; and (iii) conform to the provisions of the A&R Certificate. The A&R Bylaws are attached hereto as Exhibit 3.2 and are incorporated herein by reference.

Please see the descriptions of the A&R Certificate and the A&R Bylaws in the section titled “Description of Capital Stock” in the Company’s Registration Statement on Form S-1/A filed with the SEC on July 13, 2021.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Zevia PBC

3.2	Amended and Restated Bylaws of Zevia PBC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Zevia PBC

By:	/s/ Lorna R. Simms
Name:	Lorna R. Simms
Title:	Senior Vice President, General Counsel and Corporate Secretary

Date: July 26, 2021